STOCK PURCHASE AGREEMENT

I
PARTIES
THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into effective as of the 31st day of March, 2010 (the “Effective Date”), by and between RAVENWOOD BOURNE, LTD., a Delaware corporation (the “Issuer”); and, BEDROCK VENTURES, INC., a Minnesota corporation (the “Buyer”). Buyer and Issuer are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II
RECITALS

A.             Issuer is a publicly traded corporation with its free-trading shares trading on the Over-The-Counter Bulletin Board.

B.             Issuer wishes to sell an aggregate of twelve million (12,000,000) shares (the “Acquired Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”) to Buyer.

C.             Buyer wishes to purchase the Acquired Shares from Issuer pursuant to the terms, covenants, and conditions contained herein.

D.            NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III
ISSUANCE OF THE PURCHASED SHARES

3.1           Purchase Price. Issuer hereby agrees to sell to Buyers, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, and Buyer agrees to purchase from Issuer the Acquired Shares for a total purchase price (the “Purchase Price”) of Two Hundred Seventy Five Thousand Dollars ($275,000), payable in full to Issuer according to the terms of this Agreement, in United States currency as directed by Issuer at the Closing.

3.2           Issuance of Shares. At the Closing, Issuer shall deliver to Buyer a certificate(s) representing the Acquired Shares purchased by Buyer, in the name of Buyer, as shall be effective to vest in Buyer all right, title, and interest in the Acquired Shares.

3.3           Events Prior to Closing. Upon execution hereof or as soon thereafter as practicable, management of Issuer and Buyer shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to closing referenced herein below.

3.4           Closing. The closing (alternatively referred to herein as the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall be on the date and at the time the transaction documents are executed herewith.

3.5           Termination.

(a)           This Agreement may be terminated by the board of directors or majority interest of shareholders of Issuer or Buyer, respectively, at any time prior to the Closing Date if:

(i)            there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

(ii)           any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

In the event of termination pursuant to Paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each Party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

(b)           This Agreement may be terminated at any time prior to the Closing Date by either Party if the other Party shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties contained herein shall be inaccurate in any material respect.  If this Agreement is terminated pursuant to Paragraph (b) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each Party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

IV
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ISSUER

As an inducement to and to obtain the reliance of Buyers, Issuer hereby represents and warrants as follows as of the Closing:
4.1           Organization. Issuer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of the Certificate of Incorporation or Bylaws of Issuer. Issuer has full power, authority, and legal right and has taken all action required by applicable law, its Certificate of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement.

4.2           Capitalization. The authorized capitalization of Issuer consists of 300,000,000 shares of common stock, par value $0.001 per share; and, 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As of the Effective Date, Issuer has 11,362,040 common shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid, nonassessable, and are not issued in violation of the preemptive or other rights of any person. There are no warrants or options authorized or issued.

4.3           Subsidiaries.  The Issuer has no subsidiaries.

4.4           Tax Matters; Books and Records.

(a)            The books and records, financial and others, of Issuer are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

(b)            Issuer has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties).

(c)            Issuer shall pay or otherwise resolve and eliminate all outstanding liabilities of Issuer at or prior to Closing.

4.5           Litigation and Related Proceedings. There are no actions, suits, proceedings, or investigations pending or threatened by or against or affecting Issuer or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Issuer. Issuer is not in default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

4.6           Material Contract Defaults. Issuer is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Issuer, and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Issuer has not taken adequate steps to prevent such a default from occurring.

4.7           Information. The information concerning Issuer as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

4.8           Title and Related Matters. Issuer does not have substantial assets, however, if any, Issuer has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances. Issuer owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with the Issuer’s business.   No third party has any right to, and the Issuer has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of the Issuer or any material portion of its properties, assets or rights.

4.9           Contracts.

(a)           There are no material contracts, agreements, franchises, license agreements, or other commitments to which Issuer is a party or by which it or any of its properties are bound;

(b)           Issuer is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award materially and adversely affects, or in the future may (as far as Issuer can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Issuer; and

(c)            Issuer is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii)  agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; or, (vii) contract, agreement or other commitment involving payments by it for more than $10,000 in the aggregate.

4.10          Compliance With Laws and Regulations. To the best of Issuer’s knowledge and belief, Issuer has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Issuer or would not result in Issuer incurring material liability.

4.11          Material Transactions or Affiliations. There are no material contracts or agreements of arrangement between Issuer and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding common shares of the Issuer and which is to be performed in whole or in part after the date hereof. Issuer has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

4.12          No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Issuer is a party or to which any of its properties or operations are subject.

4.13          Governmental Authorizations. Issuer has all licenses, franchises, permits, or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by the Issuer of this Agreement and the consummation of the transactions contemplated hereby.

V
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF BUYER

As an inducement to, and to obtain the reliance of Issuer, Buyer hereby represents and warrants as follows as of the Closing:

5.1           Authorization and Power. Buyer has the requisite power and authority to enter into and perform this Agreement and to purchase the Acquired Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by Buyer and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Buyer or its Board of Directors, or stockholders, as the case may be, is required. This Agreement has been duly authorized, executed, and delivered by Buyer and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Buyer enforceable against Buyer in accordance with the terms thereof.

5.2           No Conflicts. The execution and delivery of this Agreement by Buyer and the performance by Buyer of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any applicable laws; (b) will not violate any laws applicable to Buyer; and, (c) will not violate or breach any contractual obligation to which Buyers is a party.

5.3           Purchase Entirely for Own Account. The Acquired Shares proposed to be acquired by Buyer hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and Buyer has no present intention of selling or otherwise distributing the Acquired Shares, except in compliance with applicable securities laws.

5.4           Acquired Shares for Investment.

(a)            Buyer is acquiring the Acquired Shares for investment for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. Buyer further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Acquired Shares.

(b)            Buyer represents and warrants that it: (i) can bear the economic risk of its investments; and, (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in Issuer and its securities.

(c)            Buyer is a “U.S. Person” as defined in Rule 902(k) of Regulation S (a “U.S. Shareholder”) and understands that the Acquired Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the issuance thereof to such Buyer is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”). Buyer represents and warrants that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that Buyer otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act (“Section 4(2)”). Each certificate representing the Acquired Shares issued to Buyer shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(d)            Buyer acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in the Issuer and its securities, and that all information required to be disclosed to Buyer under Regulation D has been furnished to Buyer by Issuer. To the full satisfaction of Buyer, it has been furnished all materials that it has requested relating to Issuer and the issuance of the Acquired Shares hereunder, and Buyer has been afforded the opportunity to ask questions of the representatives of Issuer to obtain any information necessary to verify the accuracy of any representations or information made or given to Buyer. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Issuer set forth in this Agreement, on which Buyer has relied in making a purchase of the Acquired Shares.

(e)            Buyer understands that the Acquired Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Acquired Shares or any available exemption from registration under the Securities Act, the Acquired Shares may have to be held indefinitely. Buyer further acknowledges that the Acquired Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

VI
SPECIAL COVENANTS

From the Effective Date up to and including the Closing Date, Issuer hereby covenants the following:

(a)            Issuer will furnish Buyer with whatever corporate records and documents are available, such as Certificate of Incorporation and Bylaws and all amendments thereto, and any other corporate document or record reasonably requested by Buyer.
(b)            Issuer will not enter into any contract or business transaction, merger or business combination, or incur any further debts or obligations without the express written consent of Buyer, in its sole discretion.

(c)           Issuer will not amend or change its Certificate of Incorporation or Bylaws, or issue any further shares of Common Stock or Preferred Stock or create any other class of shares in Issuer without the express written consent of Buyer, in its sole discretion.

(d)           Issuer will not issue any stock options, warrants or other rights or interests in or to its Common Stock or Preferred Stock without the express written consent of Buyer, in its sole discretion.

(e)           Issuer will not encumber or mortgage any right or interest in any shares of the Common Stock or the Acquired Shares, and Issuer also will not transfer any rights to such shares of the Common Stock or Preferred to any third party whatsoever.

(f)           Issuer will not declare any dividend in cash or stock, or any other benefit.

(g)           Issuer will not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

VII
CONDITIONS TO CLOSING

7.1           Conditions to Obligations of Issuer. The obligations of Issuer under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

7.1.1.        Accuracy of Warranties and Representations. The representations and warranties made by Buyers in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement).

7.1.2.        Satisfaction of Conditions and Obligations. Buyer shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by Buyers prior to or at the Closing.

7.2           Conditions to Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

7.2.1.        Accuracy of Warranties and Representations. The representations and warranties made by Issuer in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Issuer shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Issuer prior to or at the Closing. Buyer shall have been furnished with a certificate, signed by a duly authorized executive officer of Issuer and dated the Closing Date, to the foregoing effect.

7.2.2.        No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Issuer nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Issuer.

7.2.3.        Exchange Act Compliance. Issuer must file any necessary reports to become and stay current with its Exchange Act filings up to and including the Closing Date. This shall include, but not be limited to, all annual and quarterly filings.

VIII
ADDITIONAL PROVISIONS

8.1           Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by fax or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Each of the Parties hereby expressly forever waives any and all rights to raise the use of a fax machine or E-Mail to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or E-Mail, as a defense to the formation of a contract.

8.2           Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto.

8.3           Article and Section Headings. The article and section headings used in this Agreement are inserted for convenience and identification only and are not to be used in any manner to interpret this Agreement.

8.4           Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

8.5           Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the federal or state court in Palm Beach County, Florida, shall be the sole jurisdiction and venue for the bringing of such action.

8.6           Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties hereto in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein.

8.7           Additional Documentation. The Parties hereto agree to execute, acknowledge, and cause to be filed and recorded, if necessary, any and all documents, amendments, notices, and certificates which may be necessary or convenient under the laws of the State of Delaware.

8.8           Attorney’s Fees. If any legal action (including arbitration) is necessary to enforce the terms and conditions of this Agreement, the prevailing Party shall be entitled to costs and reasonable attorney’s fees.

8.9           Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

8.10         Remedies.

8.10.1.     Specific Performance. The Parties hereby declare that it is impossible to measure in money the damages which will result from a failure to perform any of the obligations under this Agreement. Therefore, each Party waives the claim or defense that an adequate remedy at law exists in any action or proceeding brought to enforce the provisions hereof.

8.10.2.     Cumulative. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

8.11         Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

8.12          Assignability. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

8.13          Notices.

8.13.1.      Method and Delivery. All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, by telegram, or by recognized commercial over-night delivery service (such as Federal Express, UPS, or DHL), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; (d) if by telegram, upon telephone confirmation of receipt of same; or, (e) if by recognized commercial over-night delivery service, upon such delivery.

8.13.2.      Consent to Electronic Transmissions. Each Party hereby expressly consents to the use of Electronic Transmissions for communications and notices under this Agreement. For purposes of this Agreement, “Electronic Transmissions” means a communication (i) delivered by facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

8.14          Confidentiality. Each Party hereto agrees with the other Party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

8.15          Third Party Beneficiaries. This Agreement is solely between Issuer and Buyer and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement. Issuer and Buyer acknowledge that immediately following this transaction Issuer is re-purchasing a total of 11,200,000 shares of Common Stock from Corporate Services International, Inc. and Century Capital Partners, LLC two entities beneficially owned by Michael Anthony, sole officer and director of Issuer, for an aggregate purchase price of Two Hundred Seventy Five Thousand Dollars ($275,000).

8.16          Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties, and each Party has had the opportunity to be represented by independent legal counsel of its choice. This Agreement is the product of the work and efforts of all Parties, and shall be deemed to have been drafted by all Parties. In the event of a dispute, no Party hereto shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

8.17          Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for twelve (12) months.

8.18          Expenses. Each Party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

8.19          Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

8.20          Definitional Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to designated “Articles”, “Sections”, and to other subdivisions are to the designated Articles, Sections, and other subdivisions of this Agreement as originally executed; (vi) all references to “Dollars” or “$” shall be construed as being United States dollars; (vii) the term “including” is not limiting and means “including without limitation”; and, (viii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

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IX
EXECUTION

IN WITNESS WHEREOF, this STOCK PURCHASE AGREEMENT has been duly executed by the Parties effective as of and on the Effective Date set forth in Article I of this Agreement. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement. In executing this Agreement, the Parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and, (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

ISSUER:	BUYER:

RAVENWOOD BOURNE, LTD.,	BEDROCK VENTURES, INC.,
a Delaware corporation	a Minnesota corporation

BY: /S/	BY: /S/

NAME: MICHAEL ANTHONY	NAME: FOTIS GEORGIADIS

TITLE: CEO	TITLE: CEO

DATED: 03-31-2010	DATED: 03-31-2010